Exhibit 99.1

The Information Agent for the Offer is: Nokia Corporation Georgeson Inc. 000004 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 Call Toll-Free: (800) 314-4549 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 NNNNNN ADD 2 ADD 3 ADD 4 C 1234567890 J N T NNNNNNNNN ADD 5 ADD 6 NNNNNN Tax ID certification on file: <Certified Y/N> TOTAL AMERICAN DEPOSITARY SHARES: 12345678901234 LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES OF ALCATEL-LUCENT. TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. Nokia Corporation is offering (the “Offer”) to exchange each outstanding Alcatel-Lucent American Depositary Share, each representing one Alcatel-Lucent share (“Alcatel-Lucent ADSs”), for 0.55 Nokia Corporation American Depositary Shares, each representing one Nokia Corporation share (“Nokia ADSs”), upon the terms and conditions of the Registration Statement on Form F-4 and Schedule TO dated             , each as amended from time to time. The Offer expires at 5:00 PM, New York City Time, December 22, 2015, unless extended. See Instructions on the reverse side on how to tender your Alcatel-Lucent ADSs in the Offer. In the records provided to the Exchange Agent specified below, your current position in Alcatel-Lucent ADSs is held in the form of American depositary receipts(s) representing the Alcatel-Lucent ADSs to which this Letter of Transmittal relates and/or in “book-entry” form. Your Alcatel-Lucent American Depositary Receipt(s): Locate the listed certificates. Certificate Numbers Certificated Alcatel-Lucent ADSs Certificate Numbers Certificated Alcatel-Lucent ADSs XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 If you hold more than 10 certificates, not all certificates can be listed on this form. Other Certificated Alcatel-Lucent ADSs Total Total Certificated Alcatel-Lucent ADSs Total Book-Entry Alcatel-Lucent ADSs Total Alcatel-Lucent ADSs 12345678901234 12345678901234 12345678901234 12345678901234 Complete the appropriate box on the reverse side to tender your Alcatel-Lucent ADSs in the Offer for Nokia Corporation American depositary shares upon the terms and conditions of the Offer. Although Nokia Corporation has mailed the Offer documents to the extent required by U.S. law, including to holders located outside the United States, the Offer documents are not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy, sell or exchange either Alcatel-Lucent securities or Nokia Corporation securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons residing in those countries and often impose stringent requirements about the form and content of offers made to the general public. The ability of any non-U.S. person to tender Alcatel-Lucent securities in the Offer will depend on compliance with the laws of such person’s home country, including any applicable exemption, that would permit the person to participate in the Offer. Non-U.S. holders should consult their advisors in considering whether they may participate in the Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in Alcatel-Lucent securities that may apply in their home countries. None of Nokia Corporation, Alcatel-Lucent, the Exchange Agent or the Information Agent can provide any assurance about whether such limitations exist. 12345678901234 3VOL COY II + 0273AI .

MARK THE BOX BELOW UNDER “TENDER” TO PARTICIPATE IN THE OFFER + TENDER

1. Mark this box to tender ALL of your Alcatel-Lucent ADSs in the Offer. If you select this option, please DO NOT fill in the box below. Mark this box to tender the following number of your Alcatel-Lucent ADSs in the Offer. Please fill in the number of Alcatel-Lucent ADSs that you would like to tender in the box below. 2. Please see the enclosed PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES FOR SIGNATURE(S) REQUIRED for additional information on completing this section. WHOLE ALCATEL-LUCENT ADS(s) FRACTIONS Decimal MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. If any certificate representing Alcatel-Lucent ADSs has been mutilated, lost, stolen or destroyed, the holder should promptly call JPMorgan Chase Bank N.A. as Depositary and Transfer Agent for the Alcatel-Lucent ADSs, Toll-Free at 888-582-3686 Monday through Friday between 7:00 AM and 7:00 PM Central Standard Time. The holder will then be instructed by JPMorgan Chase Bank N.A. as to the steps that must be taken to replace the certificate. This completed Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Alcatel-Lucent ADSs certificates have been followed SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, person acting in a fiduciary or representative capacity, or other person, please set forth full title. By signing below, I represent and warrant as follows: 1) I have full power and authority to surrender the Alcatel-Lucent ADSs represented by the American depositary receipt(s) surrendered herewith or transferred in book–entry form, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I own the Alcatel-Lucent ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Securities and Exchange Act of 1934, as amended. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the tender of my Alcatel-Lucent ADSs. 2) I understand that a tender is not in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed together with any American depositary receipt(s) representing Alcatel-Lucent ADSs and all accompanying evidence of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Alcatel-Lucent ADSs will be determined by the Exchange Agent. 3) I understand that, pending the completion of the Offer, I may not and shall not sell or otherwise transfer the Alcatel-Lucent ADSs subject to this Letter of Transmittal unless the Offer is terminated or I properly revoke this tender prior to the expiration date. 4) I acknowledge that, until I properly surrender the American depositary receipts (s) representing the certificated Alcatel-Lucent ADSs to which this Letter of Transmittal relates or such Alcatel-Lucent ADSs are properly transferred to Nokia Corporation in book-entry form, I will not receive any consideration issuable or payable in connection with the Offer. Delivery of such American depositary receipt(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent. 5) By tendering the Alcatel-Lucent ADSs pursuant to this Letter of Transmittal, I hereby acknowledge that the representations and covenants set forth in the Registration Statement on Form F-4 in the section “The Exchange Offer—Representations and Covenants of Tendering Holders—Representations and Covenants of Tendering Holders of Alcatel Lucent ADSs” are true and correct. 6) By tendering the Alcatel-Lucent ADSs pursuant to this Letter of Transmittal, I hereby acknowledge that the tendered Alcatel-Lucent ADSs may not be transferred to any third party (except after withdrawal of the tendered Alcatel-Lucent ADSs from the Offer) and may at the instruction of the Exchange Agent be blocked in my account or transferred into the account of the Exchange Agent, at the instruction of the Exchange Agent, and that after the expiration of the Offer, (a) if Nokia Corporation accepts the Offer, the tendered Alcatel-Lucent ADSs will be transferred to Nokia Corporation, and (b) if Nokia Corporation does not accept the Offer, the tendered Alcatel-Lucent ADSs will be returned to me. 7) I acknowledge that any consideration issuable or payable to me in connection with the Offer shall be delivered to me in the account printed on the upper right section on the front of this Letter of Transmittal. The method of delivery of any documents, including Alcatel-Lucent ADS certificates, is at the election and risk of the tendering Alcatel-Lucent ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Form W-9: Under U.S. Federal Income Tax law, an Alcatel-Lucent ADSs holder is required to provide Citibank, N.A. with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, as indicated on the front of this Letter of Transmittal, by a “N” (for No) after the “Tax ID Certification on file” section, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup tax withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to the Exchange Agent. Signature of owner Signature of co-owner, if any Area Code/Phone Number SIGNATURE(S) GUARANTEED (IF REQUIRED) Please refer to the enclosed PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES FOR SIGNATURE(S) instructions to determine if a Medallion Guarantee is required. If required, the Firm guaranteeing the signature should complete the information below. Medallion Guaranteed (if required) Name of Firm Address of Firm - Please Print The Information Agent for the Offer is: The Exchange Agent for the Offer is: Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 Call Toll-Free: (800) 314-4549 12345678901234 + By First Class Mail: Citibank, N.A. - Exchange Agent Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 COY By Registered, Certified or Express Mail or Overnight Courier: Citibank, N.A. - Exchange Agent Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021 II

Partial Alcatel-Lucent ADS Tender Example:

If you checked Box 2 under “Tender” on the reverse of the Letter of Transmittal because you wish to tender a specified number of Alcatel-Lucent ADSs, please fill in the number of Alcatel-Lucent ADSs tendered as indicated in the example below:

Example: If you hold a total of 58.138 Alcatel–Lucent ADSs and you wish to tender 50.138 Alcatel-Lucent ADSs, you should complete the box as follows:

50.138

WHOLE ALCATEL-LUCENT ADS(s) Decimal FRACTIONS

Please note that you should ONLY complete Box 2 if you wish to tender a PARTIAL number of Alcatel-Lucent ADSs in your account. If you desire to tender ALL of your Alcatel-Lucent ADSs as indicated on the front of Letter of Transmittal please make a check mark in Box 1 only.

GUIDELINES FOR SIGNATURE(S) REQUIRED

If the Account Registration is: Individual - the required signature(s) are:

Holder signature or

Signature of fiduciary or agent with Medallion Guarantee or

Signature of fiduciary or agent with certified evidence of appointment.

If the Account Registration is: Joint Tenants with Rights of Survivorship - the required signature(s) are:

Signatures of all joint tenants or

Signature of fiduciary or agent with Medallion Guarantee or

Signature of fiduciary or agent with certified evidence of appointment for any joint tenant unable to sign for themselves.

If the Account Registration is: Joint Tenants by Entirety - the required signature(s) are:

Identical to Joint Tenants with rights of survivorship.

If the Account Registration is: Joint Tenants in Common - the required signature(s) are:

Signatures of all joint tenants or

Signature(s) of fiduciary or agent with Medallion Guarantee or

Signature(s) of fiduciary or agent with certified evidence of appointment for any joint tenant unable to sign for themselves along with signatures of tenants who can sign for themselves.

If the Account Registration is: Community Property - the required signature(s) are:

Identical to Tenants in Common.

027J9B

PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES for SIGNATURES (S) REQUIRED

If the Account Registration is: Corporation- the required signature(s) are:

Signature of an authorized officer of the corporation signing in capacity with a Medallion Guarantee or

Signature of an officer of the corporation authorized by a certified Corporate Resolution along with the certified Corporate Resolution dated within 180 days.

If the Account Registration is: Limited Liability Company (LLC) - the required signature(s) are:

Endorsement by any managing member is required. If that person is listed within the registration, their endorsement is sufficient. A Medallion Guarantee or other supporting documents is not required.

If the account is registered without listing the managing member, the Medallion Guarantee or other supporting documentation is required. The supporting documentation required would be a Certified LLC Resolution dated within 180 days authorizing the signing managing member to effect the transaction. This LLC Resolution may not be certified by the signing officer.

If the Account Registration is: Partnerships - the required signature(s) are:

Signature of general partner signing in capacity accompanied by a Medallion Guarantee (if signature is not in capacity, Proof of Capacity dated within 180 days must also be provided (i.e., Certificate of Incumbency)).

If the general partner is listed with capacity in the registration, it may act as the registered owner and the Medallion Guarantee is not required.

If the Account Registration is: Sole Proprietorship - the required signature(s) are:

Signature of sole proprietor listed in registration or

Signature of sole proprietor signing in capacity with Medallion Guarantee if the name of the sole proprietor is not listed in the registration.

If the Account Registration is: Usufruct – Naked Owner - the required signature(s) are:

Signatures of both the Usufruct and the Naked Owner.

If the Account Registration is: Transfer on Death - the required signature(s) are:

See instructions for Individual, Joint Tenant, or Tenants by Entirety, whichever is applicable, as a Transfer on Death account is actually an Individual, Joint Tenant, or Tenants by Entirety account with a beneficiary indicated in the registration.

If the Account Registration is: Trust - the required signature(s) are:

Signatures of all trustees.

If the Account Registration is: Uniform Custodial Trust Act - the required signature(s) are:

Signature of custodian.